Exhibit-5.1


                        FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW


425 EAGLE ROCK AVENUE                                             P.O. BOX 926
     SUITE 200                                                  NEWARK, NJ 07101
 ROSELAND, NJ 07068                                              (973) 622-2800
   (973) 226-4600
FAX (973)226-0969
                                                                Please Reply to:
                                                                    X   Roseland
                                                                   ---
                                                                        Newark
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                                January 19, 2000

The Tirex Corporation
3828 St. Patrick
Montreal, PQ
Canada H4E 1A4

Ladies and Gentlemen:

         You have requested our opinion as U.S. Securities Counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of Nine Million Forty-Five Thousand, Four Hundred and Four (9,045,404) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various Employment and Consulting Agreements (the "Agreements") between the Company and the Employees and Consultants.

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about January 21, 2000 (the "Registration Statement"), the Retainer Agreement, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ Frohling, Hudak & Pellegrino, LLC
                              --------------------------------------------------
                                 FROHLING, HUDAK & PELLEGRINO, LL